UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2007

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced, the Board of Directors of Insight Enterprises, Inc. (the "Company") appointed an Options Subcommittee to conduct a review of the Company's historical stock option practices for the years 1995 through 2006. The Options Subcommittee was assisted by independent legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP, and independent forensic accounting consultants, FTI Consulting, Inc. At the conclusion of its review, the Options Subcommittee reported its findings to the Company's Board of Directors and to KPMG LLP, the Company's independent registered public accounting firm. The Options Subcommittee identified evidence that suggests the measurement dates for a significant number of stock option grants may be inaccurate and instances where there is a lack of documentation relating to the determination of stock option measurement dates. The Options Subcommittee identified various categories of grants that had been made by the Company during the period under review including: (a) new hire grants; (b) anniversary grants and promotion grants; and (c) discretionary grants of various types. In general, the Options Subcommittee found: (a) a lack of significant issues with respect to new hire grants; (b) that during a portion of the period under review, the Company retrospectively selected dates for anniversary grants and promotion grants based on the lowest stock price in a particular period; (c) that the Company retrospectively selected dates for certain discretionary grants based on a low stock price in a particular period; and (d) a lack of, inadequate or ambiguous documentation surrounding certain discretionary grants, including grants to officers that required approval by the Compensation Committee. In certain instances, the lack or ambiguity of documentation, extrinsic evidence, or recollection of individuals interviewed about particular grants will require the Company to make judgments about how to proceed.

The Company, with the help of its own advisors, is now in the process of determining the effect of the Options Subcommittee's findings on the Company's previously issued financial statements. The Company has not determined the final aggregate amount of additional stock-based compensation expense that may need to be recorded or the final amount of such expense that may need to be recorded in any specific prior period.

In light of the conclusions reached to date by the Company's management, on April 2, 2007 the Audit Committee determined that it is likely that the Company's previously filed financial statements will require restatement, and therefore the Company's previously filed financial statements should no longer be relied upon.

Although the Company's analysis is not complete, based on work to date, the Company does not believe that the Company's results of operations for fiscal years 2004, 2005 and 2006 will be materially affected.

The Company currently estimates that the cumulative additional non-cash stock-based compensation expense to be recorded is likely to be in the range of $40 million to $70 million, excluding any tax consequences.

Management of the Company and the Audit Committee are continuing to analyze the Options Subcommittee's findings and the circumstances that gave rise to the differences in option measurement dates or incorrect accounting and are considering potential remedial actions. Because the Company's analysis and the audit of the results thereof by KPMG LLP have not been completed, it is possible that additional issues concerning stock option award accounting, or the time periods affected, could be identified.

The Company's management and the Audit Committee of the Board of Directors have discussed the matters disclosed under this Item 4.02(a) with KPMG LLP.

A copy of the press release issued by the Company on April 4, 2007, related to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02(a) by reference.

FORWARD-LOOKING INFORMATION

Certain statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the additional non-cash stock-based compensation expense to be recorded and the effect of such adjustments on the Company's historical financial statements. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the review of the findings made by the Options Subcommittee; the effect, if any, of such findings on the financial statements or other filed reports of the Company; identification of additional stock option grants for which the measurement date was inaccurate or for which the accounting was otherwise incorrect; and the Company's inability to timely file reports with the Securities and Exchange Commission. Therefore, any forward-looking statements in this report should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated April 4, 2007, issued by Insight Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

April 4, 2007	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 4, 2007, issued by Insight Enterprises, Inc.